Exhibit 5.1
April 3, 2008
Memory Pharmaceuticals Corp.
100 Philips Parkway
Montvale, New Jersey 07645
Ladies and Gentlemen:
     We have acted as counsel to Memory Pharmaceuticals Corp., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof, of up to 1,750,000 shares of the Common Stock, $0.001 par value per share of the Company (the “Shares”), issuable under the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”).
     We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.
     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.
     Based upon the foregoing, we are of the opinion that, when (i) the proceedings that we contemplate being taken prior to the issuance of the Shares have been completed and (ii) the terms of the issuance and the sale of the Shares have been duly established in conformity with the Company’s Certificate of Incorporation and the Plans, the Shares, when duly issued and paid for in accordance with the terms of the Company’s Certificate of Incorporation, the Plan and any individual agreements relating to such Shares, will be validly issued, fully paid and nonassessable.
     We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Covington & Burling LLP